UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In June 2012 the Company signed a series of agreements (the “June 2012 Agreements”) with Visser Precision Cast LLC (“VPC”), the terms of which the Company described in a Current Report on Form 8-K filed with the SEC on June 5, 2012. Under the June 2012 Agreements the Company sublicensed to VPC the LMT Technology (as defined in the June 2012 Agreements), agreed that VPC would be the Company’s exclusive manufacturer of products manufactured using the Company’s technology, issued to VPC 30 million shares of the Company’s common stock at a price of $.10 per share and originally granted VPC a warrant to purchase 15 million shares of the Company’s common stock at an exercise price of $.22 per share, among other terms. At the time the Company signed the June 2012 Agreements, the Company believed that VPC had top-tier manufacturing expertise and that under the June 2012 Agreements the Company and VPC would collaborate closely with each other to optimize the other’s strengths, with the Company providing technology development, sales and marketing expertise and VPC providing quality manufacturing of the Company’s products at competitive prices and with superior delivery times.

In the 16 months since the June 2012 Agreements were signed, the Company has not realized the benefits that it expected from the collaboration with VPC. In the Company’s view, VPC has been difficult to work with, has quoted non-competitive prices to manufacture products for customer orders won by the Company, has often delayed delivery schedules for quoted products and has generally been unwilling to work collaboratively with the Company to provide customers with a seamless process for specifying, ordering and delivering products made using the Company’s technology. The Company believes that VPC has breached various obligations under the June 2012 Agreements, and indeed induced the Company to enter into the June 2012 Agreements under false representations regarding VPC’s manufacturing capabilities. Although the Company has raised these issues repeatedly with VPC, thus far VPC has been unable or unwilling to address them to the Company’s satisfaction. As might be expected when a relationship does not produce the benefits that the parties expected at the outset, VPC has informed the Company that it believes the Company is at fault and has breached various of the Company’s obligations under the June 2012 Agreements.

The Company and VPC have met several times in the last several months to address their differences and to attempt to resolve them, but have not been able to reach an acceptable resolution. The Company has proposed various approaches to either solving the issues and continuing the collaboration on terms that would promote success for both parties or amicably parting ways, but VPC has rejected the Company’s proposals and has instead proposed terms for settling the dispute that the Company believes to be unreasonable and not in the best interests of its shareholders. As a consequence, the Company has concluded that VPC is unlikely to agree to any reasonable resolution of the dispute. The Company further believes that either it or VPC is likely to initiate a binding arbitration before a single arbitrator in Denver, Colorado under the procedures specified in the June 2012 Agreements.

If the matter goes to arbitration as the Company expects, the Company anticipates that it will seek damages from VPC for fraudulently inducing the Company to enter into the June 2012 Agreements by overstating its manufacturing capabilities and for harm inflicted on the Company by VPC’s failure to perform under the Manufacturing Services Agreement. The Company also expects that it will seek as a remedy the reformation and/or termination of the Manufacturing Services Agreement and the termination of the Sublicense Agreement (both of which are part of the June 2012 Agreements) in order to free the Company from the exclusive manufacturing arrangement provided for in the June 2012 Agreements and allow the Company to seek other manufacturing partners. The Company expects, based on communications received from VPC, that VPC will claim that the Company has breached various provisions of the June 2012 Agreements, including the Subscription Agreement, the Sublicense Agreement and the Manufacturing Services Agreement; and that the Company engaged in securities fraud and/or fraudulently induced VPC to enter into the June 2012 Agreements by representing that it had no understandings at the time it entered into the Subscription Agreement that could require it to issue additional stock in the future that would dilute VPC’s investment. The Company further expects VPC to seek money damages, the issuance of additional shares of the Company’s common stock to VPC to raise its ownership percentage in the Company to 25% and various orders by the arbitrator (i) requiring the Company to provide an accounting of certain intellectual property that the Company has purportedly withheld from VPC, (ii) requiring the Company to honor the right of first refusal contained in the Sublicense Agreement in priority over certain rights of first refusal the Company has granted to Apple, Inc., and (iii) terminating section 3.4.1 of the Manufacturing Services Agreement, which provision restricts VPC’s ability to exercise all its rights under the Sublicense Agreement by precluding VPC from marketing and selling products based upon the LMT Technology.

The Company believes that these potential claims by VPC, and any others that VPC may bring if arbitration is initiated, are without merit. If arbitration ensues, the Company intends both to defend itself vigorously against any allegations by VPC and to forcefully pursue its claims for fraudulent inducement, breach of contract and other causes of action against VPC. The Company can make no prediction regarding the outcome of arbitration, if it is initiated. Although the Company believes that it should prevail in any such arbitration, the outcome of any such arbitration cannot be predicted. If arbitration does in fact ensue over these matters, and if VPC were to prevail on certain of its claims in the arbitration (such as a claim for the issuance of additional shares of the Company’s common stock or termination of Section 3.4.1 of the Manufacturing Services Agreement), the pendency of the dispute and the arbitration, as well as the outcome of the arbitration could have a material, adverse effect on the Company and its results of operations and financial condition and upon the market price of the Company’s common stock held by the Company’s stockholders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date: November 1, 2013